For Immediate Release
Contact:	Jerry Daly, Carol McCune	Dennis Craven
	Daly Gray Public Relations	Chief Financial Officer
	(Media)	(Company)
	jerry@dalygray.com	dcraven@cl-trust.com

	(703) 435-6293	(561) 227-1386

Chatham Lodging Announces Dividend

PALM BEACH, Fla., March 9, 2011—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on upscale extended-stay hotels and premium branded select-service hotels, today announced that its board of trustees has declared a common share dividend of $0.175 for the 2011 first quarter. Based on the company’s common share closing price of $16.65 at the close of business on March 8, the annualized dividend represents a yield of approximately 4.2 percent. The common dividend is payable April 15, 2011, to shareholders of record on March 31, 2011.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised real estate investment trust that was organized to invest in upscale extended-stay hotels and premium-branded select-service hotels. The company currently owns 13 hotels with an aggregate of 1,650 rooms/suites in nine states and has one additional hotel under contract to purchase in Pittsburgh, Pa. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

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Chatham Lodging Trust

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about Chatham Lodging Trust, including those statements regarding acquisitions, capital expenditures, future operating results and the timing and composition of revenues, among others, and statements containing words such as “expects,” “believes” or “will,” which indicate that those statements are forward-looking. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results or performance to differ materially from those discussed in such statements. Additional risks are discussed in the company’s filings with the Securities and Exchange Commission.